EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
X
Chapter 11

In re:
Case Nos.
METROMEDIA FIBER NETWORK, INC., et al., Debtors.	02-22736 (ASH) through 02-22742 (ASH); 02-22744 (ASH) through 02-22746 (ASH); 02-22749 (ASH); 02- 22751 (ASH) through 02-22754 (ASH) (Jointly Administered)
X

ORDER CONFIRMING SECOND AMENDED PLAN OF REORGANIZATION
OF METROMEDIA FIBER NETWORK, INC. ET AL.

The above-captioned debtors (collectively the “Debtors”) having filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 20, 2002 (the “Petition Date”); the Debtors having filed the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al. (the “Plan”) and the Second Amended Disclosure Statement (the “Disclosure Statement”) on July 2, 2003 as amended on July 16, 2003 (Doc. No. 1746) and the Debtors’ Plan Supplement (the “Plan Supplement”) on August 18, 2003 (Doc. No. 1933); the Debtors having distributed the Plan and the Disclosure Statement to all holders of Claims(1) against the Debtors entitled to vote on the Plan, together with a solicitation of votes to accept or reject the Plan, on or before July 16, 2003; and upon the Affidavit Certifying the Ballots Accepting or Rejecting the Second Amended Plan of Reorganization, dated and sworn to on August 13, 2003, and the Affidavit of Miriam Bloom with Respect to the Ballots Accepting or Rejecting the Second Amended Plan of Reorganization, dated and sworn to on August 12, 2003 (Doc. No. 1916), each attesting and certifying to the

(1)                                  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan and/or the Plan Supplement.

extent applicable, the method and results of the ballot tabulation for the Classes of Claims entitled to vote to accept or reject the Plan; and this Court, upon motion of the Debtors, having entered an order (the “Order”) (Doc. No. 1704) setting August 21, 2003 at 11:00 a.m., Eastern Daylight Time, as the date and time of a hearing pursuant to Rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and sections 1126, 1128, and 1129 of the Bankruptcy Code to consider Confirmation of the Plan (the “Confirmation Hearing”); the respective Affidavits of Mailing and Affidavit of Publication having been filed with respect to the mailing of notice of the Confirmation Hearing, to parties in interest in accordance with the Order of this Court dated July 2, 2003 (Doc. Nos. 1844, 1845 and 1868); and this Court having reviewed the Plan, the Disclosure Statement, the various objections filed to Confirmation of the Plan, the Debtors’ responses thereto (the “Omnibus Response”) (Doc. No. 1948) and Memorandum of Law in Support of Confirmation of Second Amended Plan of Reorganization (the “Confirmation Memorandum”) (Doc. No. 1943); and this Court having heard the statements of counsel in support of and in opposition to Confirmation at the Confirmation Hearing; and this Court having considered all testimony presented and evidence admitted by affidavits or otherwise, and upon the record of the hearing on August 21, 2003; and this Court having taken judicial notice of the papers and pleadings on file in the above-captioned Chapter 11 Cases; and it appearing to this Court that (a) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby, and (b) the legal and factual bases set forth in the Confirmation Memorandum and presented at the Confirmation Hearing establish just cause for the relief granted herein, this Court hereby makes and issues the following findings of fact, conclusions of law, and rulings(2):

(2)                                  This Confirmation Order constitutes this Court’s findings of fact and conclusions of law under Fed. R. Civ.

I
FINDINGS OF FACT

A.                                   Jurisdiction and Venue.

On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the Southern District of New York was proper as of the Petition Date and continues to be proper.

B.                                     Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

1.                                       Section 1129(a)(1) — Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123.  As required under sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Plan designates Classes of Claims, other than Allowed Administrative Claims, Professional Fee Claims, Senior Indenture Trustee Fee Claims and Priority Tax Claims.(3)  As required by section 1122(a) of the Bankruptcy Code, each Class of Claims contains only Claims and Equity Interests that are substantially similar to the other Claims within that Class.

Pursuant to sections 1123(a)(2) and (3) of the Bankruptcy Code, Article II of the Plan specifies all classes of Claims that are not impaired under the Plan and specifies the treatment of all Claims and Equity Interests that are impaired.  As required by section 1123(a)(4) of the Bankruptcy Code, the Plan also provides the same treatment for each Claim or Equity Interest within a particular Class.

P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

(3)                                  The Allowed Administrative Claims and the Priority Tax Claims are not required to be designated pursuant to section 1123(a)(1) of the Bankruptcy Code. 11 U.S.C. § 1123(a)(1).

The Plan also provides adequate means for the Plan’s implementation as required by section 1123(a)(5) of the Bankruptcy Code. The Debtors will have, immediately upon the effectiveness of the Plan, sufficient Cash available to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Article V of the Plan provides in part for substantive consolidation of the Debtors’ Estates solely for the purpose of implementing the Plan.

The Amended and Restated Certificate of Incorporation of Reorganized MFN specifically does not provide for the issuance of non-voting equity securities and the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of Reorganized MFN specifically provides for the selection of the initial directors and management of Reorganized MFN in a manner consistent both with the interests of creditors and equity holders and with public policy as required by section 1123(a)(7) of the Bankruptcy Code.

2.                                       Section 1129(a)(2) - Compliance of the Debtors with Applicable Provisions of the Bankruptcy Code.

The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, section 1125(b) of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019. As required by section 1125(b), the Debtors’ solicitation of acceptances of the Plan occurred only after distribution of copies of the Plan and the Disclosure Statement to holders of Claims or Equity Interests.  The Debtors, their directors, officers, employees, agents, affiliates, and professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and are entitled to the benefits provided to good-faith actors under such provision.

3.                                       Section 1129(a)(3) — Proposal of Plan in Good Faith.

The Debtors proposed the Plan in good faith and not by any means forbidden by law. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources to conduct their business. The Plan itself, and the process leading to its formulation, provide additional independent evidence of the Debtors’ good faith.

4.                                       Section 1129(a)(4) — Bankruptcy Court Approval of Certain Payments as Reasonable.

Pursuant to section 1129(a)(4) of the Bankruptcy Code, any payment made or promised by the Debtors or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been, or will be before payment, disclosed to this Court. Any such payment made before Confirmation is reasonable.

5.                                       Section 1129(a)(5) — Disclosure of Identity and Affiliations of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors in the Plan Supplement disclosed the identity and affiliations of the certain proposed directors and the identity and compensation of officers of Reorganized MFN and the Reorganized Entities. The appointment or continuance of the proposed directors and officers is consistent with the interests of the holders of Claims and public policy.

6.                                       Section 1129(a)(6) — Approval of Rate Changes.

The Debtors’ current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

7.                                       Section 1129(a)(7) — Best Interests of Creditors and Interest Holders.

With respect to each Class of Claims of the Debtors which is impaired under the Plan, each holder of a Claim in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

8.                                       Section 1129(a)(8) - Acceptance of the Plan by Each Impaired Class.

Class 5 and Class 8 are unimpaired under the Plan and are not required to accept the Plan in order for the Plan to be confirmed.  Both the holders of the Class 1(a) Claims, pursuant to the Term Sheet set forth as Number 4 to Exhibit A of the Plan Supplement (the “Term Sheet”) and the City and County of San Francisco as and for its Class 3 Claim orally moved before this Court at the Confirmation Hearing to change their vote to an acceptance as permitted by Bankruptcy rule 3018(a), and this Court for cause shown granted both such motions.  After taking into account the foregoing, with respect to voting by impaired classes, the voting totals are as follows:

	TOTAL BALLOTS RECEIVED
	ACCEPT		REJECT
CLASSES	AMOUNT	NUMBER	AMOUNT	NUMBER
Class 1(a)	$78,435,213.80	1	$0	0
	(100)%	(100)%	(0)%	(0)%

Class 2	$9,224,407.01	6	$0	0
	(100)%	(100)%	(0)%	(0)%

Class 3	$28,493.14	3	$1.0	1
	(99.99)%	(75)%	(.01)%	(25)%

Class 4	$945,814.30	6	$2	2
	(100)%	(75)%	(0)%	(25)%

Class 6(a)	$1,241,482,535.22	296	$20,312,000.00	20
	(98.39)%	(93.67)%	(1.61)%	(6.33)%

Class 6(b)	$9,251,221.87	63	$428,962.50	14
	(95.57)%	(81.82)%	(4.43)%	(18.18)%

Class 7	$107,125,346.16	49	$70,334.43	3
	(99.93)%	(94.23)%	(0.07)%	(5.77)%

As reflected in the foregoing, all impaired classes entitled to vote have by overwhelming margins voted in favor of the Plan.

9.                                       Section 1129(a)(9) — Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

The Plan provides for treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Senior Indenture Trustee Fee Claims and Allowed Priority Tax Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code.

10.                                 Section 1129(a)(10) — Acceptance by at Least One Impaired Class.

As required by section 1129(a)(10) of the Bankruptcy Code, the Plan satisfies the requirement that at least one Class of Claims that is impaired under the Plan has accepted the Plan, excluding votes cast by insiders.

11.                                 Section 1129(a)(11) — Feasibility of the Plan.

Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of Reorganized MFN or the Reorganized Entities.  Consummation of the Plan will significantly improve the Debtors’ economic viability and permit the Debtors to meet their obligations under the Plan.

12.                                 Section 1129(a)(12) — Payment of Bankruptcy Fees.

In accordance with section 1129(a)(12) of the Bankruptcy Code, Article III of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930 in cash on the Effective Date and thereafter as may be required.

13.                                 Section 1129(a)(13) — Retiree Benefits.

This provision is inapplicable in the instant case.

14.                                 Substantive Consolidation.

The proposed substantive consolidation of the Debtors’ estates for the limited purposes of Confirmation and implementation of the Plan, including voting is proper under the circumstances and supported by factors including the presence of consolidated financial statements, use of a consolidated cash management system, provision of working capital through funds downstreamed by MFN to the Debtors’ subsidiaries supported by intercompany guarantees, and unity of interests among the various Debtors. Substantive consolidation on the basis proposed in the Plan will facilitate a prompt reorganization, particularly given that substantially all of the Debtors have liability for the Debtors’ obligations to the Noteholders (as defined in the Plan Supplement).  The absence of substantive consolidation, on the other hand, likely would result in a more costly and protracted reorganization process.

15.                                 Executory Contracts and Unexpired Leases.

The Debtors’ proposed assumption of certain Executory Contracts and Unexpired Leases as provided in Articles IX of the Plan is a reasonable and proper exercise of the Debtors’ business judgment and is approved.  The Debtors have the financial ability to cure any defaults on assumed Executory Contracts and Unexpired Leases and to compensate any party other than a Debtor, for any actual, pecuniary loss to such party resulting from such default.  Consummation of the Plan and the transactions contemplated in connection therewith provide adequate assurance of future performance under such Executory Contracts and Unexpired Leases.

The Debtors’ proposed rejection of certain Executory Contracts and Unexpired Leases in accordance with Article IX of the Plan also is a proper exercise of the Debtors’ business judgment and is approved.

16.                                 Satisfaction of Conditions to Confirmation.

Except as otherwise provided herein, each of the conditions precedent to the entry of this Confirmation Order, as set forth in Article XI of the Plan, has been satisfied or waived in accordance with the Plan.

II
CONCLUSIONS OF LAW

A.                                   Jurisdiction and Venue.

This Court has jurisdiction over this matter pursuant to 28 U.S.C. § 1334(b).  This is a core proceeding pursuant to 28 U.S.C. §157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the Southern District of New York was proper as of the Petition Date and continues to be proper under 28 U.S.C. § 1408.

B.                                     Exemptions from Taxation.

Pursuant to section 1146(c) of the Bankruptcy Code, under the Plan and the Plan Assumption Motion(s), (1) the issuance, distribution, transfer, or exchange of any debt, equity, security or other interest in the Debtors or the Reorganized Entities; (2) the creation, modification, consolidation or recording of any mortgage, deed or trust, or other security interest, or the securing of additional indebtedness by such or other means (whether (a) in connection with the issuance and distribution of any debt, equity, security, or other interest in the Debtors or the Reorganized Entities or (b) otherwise in furtherance of, or in connection with, the Plan); (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, mortgage recording tax, stamp tax, or similar tax or government assessment, and the appropriate state or local government official or agent is directed to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers either pre or post Confirmation from the Debtors or the Reorganized Entities to any Person or entity or to Reorganized Entities, including but not limited to transfers to reallocate assets between and among the Reorganized Entities pursuant to the Plan or the Plan Assumption Motion(s), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

C.                                     Applicability of Sections 1125 and 1145 Of The Bankruptcy Code.

The protection afforded by Section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of the Plan and with regard to the offer, issuance, sale or purchase of the New Common Stock, shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the determination by this Court that the Debtors, Reorganized Entities and the Committee and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants, or other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125(e) of the Bankruptcy Code.

In addition, the exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. §77e, and any state or local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the New Common Stock.  More specifically, the offer and sale of (i) the New Common Stock to be issued to holders of Allowed Claims other than the Kluge Trust, (ii) the Five Year Warrants, the Seven Year Warrants to be offered to holders of Allowed Claims other than the Kluge Trust, and the shares of New Common Stock to be issued pursuant thereto, (iii) the Rights Shares to be issued to the Rights Offerees other than the Kluge Trust and (iv) the New Senior Secured Notes to be issued to the holders of the Allowed Class 1(a) Claim, shall be exempt from the registration requirements of the Securities Act, pursuant to section 1145(a) of the Bankruptcy Code and such securities may be resold by the holders thereof without restriction, except to the extent that any such holder is deemed to be an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code with respect to such securities.  The (i) Rights Shares to be issued to the Kluge Trust pursuant to the Rights Offering, (ii) shares of New Common Stock to be issued to the Kluge Trust, and (iii) Five Year Warrants and Seven Year Warrants granted to the Kluge Trust, and the shares of New Common Stock to be issued pursuant thereto, will be exempt from registration pursuant to Section 4(2) of the Securities Act and equivalent state securities or “blue sky” laws.  To the extent any securities to be issued to Fiber or Franklin Mutual Advisors, LLC are not eligible for exemption under section 1145 of the Bankruptcy Code, such shares would be exempt from registration pursuant to Section 4(2) of the Securities Act and equivalent state securities or “blue sky” laws.

D.                                    Compliance with Section 1129 of the Bankruptcy Code.

As set forth in Section I(B)(1) of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

E.                                      Executory Contracts and Unexpired Leases

Based upon the Court’s findings of fact, the proposed assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases as provided in Article IX of the Plan or pursuant to the Plan Assumption Motions is proper under the standards set forth in and applicable to sections 365(a) and (b) of the Bankruptcy Code.

F.                                      Releases.

Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a)(1) the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan and in the Term Sheet and implemented by this Confirmation Order shall be, and hereby are, approved as fair, equitable, reasonable, and in the best interests of the Debtors, Reorganized MFN, the Reorganized Entities and their estates, and holders of Claims.  The classification and manner of satisfying all Claims and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination under section 510(b) of the Bankruptcy Code or otherwise, and the settlement, compromise and release of any and all such rights pursuant to the Plan is in the best interests of the Debtors, their estates, and holders of Claims, and shall be, and hereby is, approved as fair, equitable and reasonable. See Protective Comm. for Independent Stockholders of TMT Trailer Ferry Inc. v. Anderson, 390 U.S. 414, 424 (1968).

G.                                     Agreements and Other Documents.

The Debtors have disclosed all material facts regarding: (i) the directors and officers of Reorganized MFN and the other Reorganized Entities; (ii) the issuance and distribution of the New Common Stock; (iii) the adoption, execution and implementation and/or continuation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and (iv) the adoption, execution and delivery of all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing. No action of the directors or shareholders of the Debtors, Reorganized MFN or the Reorganized Entities will be required to authorize them to engage in any of the activities contemplated by the Plan or any action in furtherance of those activities and all such activities shall be, and hereby are authorized and approved in all respects.

III
ORDER

A.                                   Confirmation of the Plan.

The Plan and each of its provisions shall be, and hereby are, confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All objections to the Plan and reservations of rights, to the extent not already withdrawn, shall be, and hereby are, overruled.

B.                                     Effective Date.

Notwithstanding anything to the contrary in the Plan, the Effective Date of the Plan shall be the date which is two Business Days after the Debtor has provided notice to the Committee, the Kluge Trust, Fiber and the Court that each of the Effective Conditions Precedent has been satisfied or waived in the manner provided for in Article XI.C. of this Plan.

C.                                     Effects of Confirmation.

1.                                       Executory Contracts and Unexpired Leases.

a.                                       Assumption, assignment and Rejection of Executory Contracts and Unexpired Leases.

The Executory Contract and Unexpired Lease provisions of Article IX of the Plan shall be, and hereby are, approved and except as otherwise provided in the Plan or any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease listed on the schedules of the Debtors to which it is a party in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy

Code, unless such Executory Contract or Unexpired Lease (i) was assumed or rejected by such Debtor prior to the Effective Date, (ii) expired or terminated pursuant to its own terms prior to the Effective Date, (iii) was assumed on or prior to the Effective Date pursuant to a Plan Assumption Motion filed on or before the Confirmation Date or is the subject of a pending motion to assume which was filed on or before the Confirmation Date, (iv) is identified as an assumed Executory Contract or an assumed Unexpired Lease, as applicable, in the Plan Supplement or (v) is otherwise assumed pursuant to another section of Article IX of the Plan.

The terms of any such Executory Contract Or Unexpired Lease assumed or assumed and assigned pursuant to the Plan or any Plan Assumption Motion or motions pending before the Court prior to the Effective Date shall be modified to include any amendments or modifications thereto, if any, that were agreed to by the relevant and appropriate parties on or before the Confirmation Date.  This Confirmation Order shall constitute an order of the Court under Section 365 of the Bankruptcy Code approving the Executory Contract and Unexpired Lease assumptions and rejections as described above, as of the Effective Date or such later date on which rejection becomes effective.

b.                                      Rejection Damages Claims.

If the rejection by the Debtors, pursuant to the Plan or otherwise, of an Executory Contract or Unexpired Lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against any of the Debtors, the Reorganized Entities or their respective properties, unless a proof of Claim is filed with the Clerk of the Court and served upon counsel for the Debtors within the earlier of (i) thirty (30) days after the date of an order authorizing the rejection is entered by the Court, or (ii) thirty (30) days after the date of service of the Confirmation Order; provided however, that if an order authorizing the rejection of an executory contract becomes effective after the date of the Confirmation Order, the claimant shall have thirty (30) days after the date of the order authorizing the rejection (which may be the Confirmation Order) is entered by the Court to file a proof of Claim with the Clerk of the Court and to serve it upon counsel for the Debtors.

Each Claim resulting from such rejection shall constitute a Class 6(b) or Class 7 General Unsecured Claim or Class 8 Convenience Claim, as the case may be.

c.                                       Assumption Claims.

Any monetary amounts by which each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan or Plan Assumption Motion(s) is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the Executory Contract or Unexpired Lease or the assignee of the Debtor party assuming such Executory Contract or Unexpired Lease, by Cure, or by such other treatment as to which each Debtor and such non-Debtor party to the Executory Contract or Unexpired Lease shall have agreed in writing.  If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of any Reorganized Entity or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (iii) any other matter pertaining to assumption, such dispute shall be resolved by the Court or the parties in writing, and the Cure shall occur within 30 days following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

The Debtors have provided prior notice in writing to parties to Executory Contracts and Unexpired Leases to be assumed and assigned hereunder setting forth the amount of any cure or compensation payments it intends to pay, any adequate assurance of future performance it intends to provide and to those Reorganized Entities where such Executory Contract or Unexpired Lease is to be assigned.  If a party to such Executory Contract or Unexpired Lease has not filed an appropriate pleading with this Court disputing the terms for assumption or assignment set forth in the Debtors’ notice and requesting a hearing thereon, then such party shall be deemed to have accepted such terms for assumption and assignment and waived its right to dispute such matters.

2.                                       Discharge and Release.

Except as specifically provided in the Plan or in this Confirmation Order effective on the Effective Date, consummation of the Plan shall discharge and release the Debtors and the Reorganized Entities from any and all claims and demands including any Claim of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtor, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan.  The Debtors shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.  The Confirmation Order, except as otherwise provided herein, or unless this Court orders otherwise, shall constitute an order: (a) disallowing all Claims to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or non-compensatory damages.

3.                                       Injunctions and Stays Remain in Effect Until Effective Date.

All injunctions and stays pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date of the Plan, except that nothing herein shall bar the filing of financing documents or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan, the Plan Supplement or by this Confirmation Order.

4.                                       Substantive Consolidation.

The Debtors’ estates shall be substantively consolidated into a single Chapter 11 Case solely for the purposes of the Debtors’ Chapter 11 Cases and for all actions with respect to confirmation and implementation of the Plan, all as set forth in Article V.L of the Plan.  For all other purposes, the Debtors shall maintain their separate corporate or limited liability company existence except as otherwise expressly provided in the Plan.

5.                                       Revesting of Assets.

Except as otherwise expressly provided in the Plan or in this Confirmation Order, all property of the Debtors’ Estates shall revest in and become property of Reorganized MFN and the Reorganized Entities as the case may be, subject to Liens permitted under the Plan or Plan Supplement with the validity, priority, extent, perfection, enforceability and rights set forth in the Plan, Plan Supplement or as indicated below.

6.                                       Plan Amendment—Agreement With Noteholders

The vote of the Class 1(a) Citicorp and Merrill Lynch Parties Secured Claim is hereby acknowledged for good cause shown in the Term Sheet and at the Confirmation Hearing to be changed from “reject” to “accept” for the Plan.  Further, the settlement embodied in the Term Sheet is hereby approved and the treatment for holders of the Class 1(a) Claims in the Plan is modified accordingly and notwithstanding anything in the Plan and Disclosure Statement contrary.  Pursuant to the implementation section of the Term Sheet, all parties to the Term Sheet are required to act in good faith as promptly as practicable to finalize and execute documentation and take all necessary steps to perfect the Liens granted under the Term Sheet with all parties reserving their right to return to this Court in the event of a dispute.

The Term Sheet subject to the implementation section therein, shall, upon the Effective Date of the Plan; (i) be deemed binding and in full force and effect in accordance with its terms, and (ii) the Liens securing the Notes as described in the Term Sheet shall be deemed granted and fully perfected under applicable federal and state law, provided, however, that nothing contained therein shall be deemed to limit in any way this Court’s authority in the Equitable Subordination Litigation (as defined in the Term Sheet) (i) to grant relief to the Committee and/or the Litigation Trust that affects the New Senior Secured Note issued under the Plan to Citicorp USA, Inc. or the liens securing such Note (but not the New Senior Secured Notes issued to any other holder of a Class 1(a) Claim or the liens securing such Notes) or (ii) to grant relief to Citicorp USA, Inc. and/or Citigroup Global Markets, Inc. against the Committee, the Litigation Trust or any of the Reorganized Entities in connection with the Equitable Subordination Litigation.

D.                                    Matters Relating to Implementation of the Plan.

1.               Immediate Effectiveness: Successors and Assigns.

Immediately upon the entry of this Confirmation Order, the terms of the Plan shall be, and hereby are, deemed binding upon the Debtors, Reorganized MFN and the Reorganized Entities, any and all holders of Claims (irrespective of whether such Claims are impaired under the Plan or whether the holders of such Claims accepted or are deemed to have accepted the Plan), any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

2.               Continued Corporate Existence; Vesting of Assets.

Except as otherwise provided in the Plan, each Debtor shall continue to exist as a Reorganized Entity after the Effective Date as a separate entity with all the powers of a corporation under the laws of the respective state of incorporation but without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, all property in each estate and any property acquired by each of the Debtors under the Plan shall vest in the Reorganized Entity which is the successor to that Debtor under the Plan, free and clear of all liens, Claims, charges, or other encumbrances, subject, however, to subject to Liens permitted under the Plan or Plan Supplement (including the Liens granted pursuant to the Term Sheet) with the validity, priority, extent, perfection, enforceability and rights set forth in the Plan, the Term Sheet, or as indicated above.

On and after the Effective Date, each Debtor, Reorganized MFN or the Reorganized Entity may operate its business and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

3.               Cancellation of Notes, Instruments, Debentures, Existing Common Stock, and Stock Options.

On the Effective Date, except as otherwise provided for in the Plan, (i) the Old Equity Securities, to the extent not already cancelled, shall be automatically cancelled without any further action by Reorganized MFN or the Reorganized Entities, and (ii) the obligations of MFN under the Old Equity Securities and under the Certificate of Incorporation, any agreements, indentures, or certificates of designations governing the Old Equity Securities or the rights of holders thereof shall be deemed discharged and extinguished without need for further action.

4.               Issuance of New Securities and Execution of Documents.

On or as soon as reasonably practicable after the Effective Date, except as otherwise provided in the Plan, Reorganized MFN shall issue the New Common Stock, the Five Year Warrants and the Seven Year Warrants that it is required to distribute to holders of Claims in accordance with and as provided in the Plan and conduct the Rights Offering that it is required to conduct in accordance with and as provided in the Plan. Reorganized MFN shall execute and deliver such other agreements, documents and instruments as are required to be executed in accordance with the terms of the Plan or the Plan Supplement.

5.               Corporate Governance, Corporate Action, and Directors and Officers.

a.                                       Corporate Action.

On or prior to the Effective Date, the adoption of the Amended and Restated Certificate of Incorporation of Abovenet, Inc. (formerly Metromedia Fiber Network, Inc.) attached as Plan Supplement Exhibit F and the Amended and Restated Bylaws of Abovenet, Inc. attached as Plan Supplement Exhibit G, and all actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan).  On or prior to the Effective Date, the appropriate officers and directors of Reorganized MFN or the Reorganized Entities are authorized and directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated by the Plan or Plan Supplement.

6.               Securities Exemption.

Except as otherwise provided for in the Plan, any securities issued pursuant to the Plan shall be exempt from securities registration pursuant to, and to the extent provided in, section 1145 of the Bankruptcy Code.

7.               Exemption from Taxation.

In accordance with section 1146(c) of the Bankruptcy Code, the making, delivery, filing or recording of leases and/or the various instruments and documents of transfer as specified in or contemplated by the Plan, the exhibits thereto and/or the Plan Assumption Motion(s) are hereby exempt from taxation under any law imposing a recording tax, stamp tax, transfer tax, or any similar tax. The Debtors, Reorganized MFN or the Reorganized Entities, are hereby authorized to serve upon filing and recording officers (i) this Confirmation Order and the Term Sheet as valid and sufficient evidence of the Liens granted therein and (ii) a notice, in connection with the filing and recording of any mortgages, deeds of trust, leasehold mortgages, leases (whether recorded or unrecorded) and/or instruments of transfer in accordance with the Plan, exhibits thereto and/or Plan Supplement (including the Term Sheet), to evidence and implement this paragraph. The appropriate state or local government filing and recording officers are hereby directed to accept for filing or recording all instruments of transfer or other documents of transfer to be filed and recorded in accordance with the Plan, the exhibits thereto and/or the Plan Supplement, including this Confirmation Order and the Term Sheet as evidence of the Liens granted therein, without payment of any such tax or government assessment, and without the presentation of any affidavits, instruments, or returns otherwise required for recording, other than this Confirmation Order. The Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

8.               Procedures for Treatment of Disputed, Contingent, and Unliquidated Claims.

Article X of the Plan is hereby approved. As soon as practicable, but in no event later than 180 days after the Effective Date (unless extended by an order of the Court), the Debtors or Reorganized MFN, as the case may be, shall file objections to Claims with the Court and serve such objections upon the holders of each of the Claims to which objections are made.  Nothing contained herein, however, shall limit Reorganized MFN’s right to object to Claims filed or amended more than 180 days after the Effective Date.  The foregoing shall apply to any and all Claims that are listed in the Schedules as disputed, contingent and/or unliquidated only if the holder of any such Claim filed a proof of Claim on account of such Claim on or before the Bar Date.  The Debtors reserve their rights to seek an order expunging and disallowing any Claim that is listed in the Schedules as disputed, contingent, and/or unliquidated, and for which no proof of Claim was timely filed, no later than 180 days after the Effective Date (unless extended by an Order of the Court).

Except as expressly provided in the Plan (as amended) or in any order entered in the Chapter 11 Cases prior to the Effective Date, no Claim shall be deemed Allowed unless and until such Claim or Interest is deemed Allowed under the Bankruptcy Code or by the Debtors, Reorganized MFN or the Reorganized Entities, or the Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Reorganized MFN or the Reorganized Entities after Confirmation shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest as of the date the appropriate Debtor filed its petition for relief under the Bankruptcy Code.

9.               Plan Distributions.

The Disbursing Agent shall make all distributions required under the Plan.  Except as otherwise provided for in the Plan, Distributions shall be made on the next succeeding Interim Distribution Date after the date that the order or judgment of the Court allowing all or part of such Claim becomes a Final Order; the Disbursing Agent shall distribute such Cash or other property or New Common Stock to the holder of such Claim from the reserve.  The Disbursing Agent, as applicable, shall withhold from any assets or property distributed under the Plan any assets or property which must be withheld for foreign, federal, state, and local taxes payable with respect thereto or payable by the Person entitled to such assets to the extent required by applicable law.  The Senior Secured Notes described in the Term Sheet shall be paid in accordance with the Term Sheet or, when issued, in accordance with the actual New Senior Secured Notes themselves, subject to any relief awarded by the Court.

10.   Compliance with Tax Requirements.

In connection with the Plan, the Debtors, Reorganized MFN, the Reorganized Entities and Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities.

11.                                 Authority to Prosecute or Settle Avoidance Litigation.

The Debtors, the Reorganized Entities, or any representative thereof, including but not limited to the Litigation Trust, shall be authorized to prosecute any avoidance or recovery actions under section 544, 545, 547, 549, or 550 of the Bankruptcy Code.  All such avoidance actions, shall be prosecuted, settled, or compromised as deemed appropriate by Reorganized MFN or the Reorganized Entities in an exercise of its business judgment under applicable corporate law.

12.                                 Authority to Pursue Other Litigation.

Reorganized MFN or the Reorganized Entities shall be vested with all causes of action belonging to any of the Debtors or their Estates on the Effective Date and may pursue such action in its own name or the name of the Debtor entity originally having the right to assert such claim, including the assignment of certain actions to the Litigation Trust in accordance with the Plan and the Trust Agreement annexed as Exhibit H to the Plan Supplement.

13.                                 Release, Injunctive, and Related Provisions.

Article XIV of the Plan is hereby approved as it relates to provisions including, without limitation, (i) releases, (ii) exculpation and other releases, (iii) indemnifications; and (iv) injunctions.  The Term Sheet is hereby approved as it relates to the Mutual Releases described therein, subject to the provisions of the implementation paragraph therein.

E.                                      Retention of Jurisdiction.

Notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court shall retain the fullest and most extensive jurisdiction over the Chapter 11 Cases after the Confirmation Date and after the Effective Date as legally permissible, including all jurisdiction necessary to ensure that the purposes and intent of the Plan are carried out, including, without limitation:

(i)                                     Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims;

(ii)                                  Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Entities shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

(iii)                               Hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which the Debtors are a party or with respect to which the Debtors may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

(iv)                              Effectuate performance of and payments under the provisions of the Plan;

(v)                                 Hear and determine any and all adversary proceedings including those proceedings, if any, instituted pursuant to Chapter 5 of the Bankruptcy Code, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

(vi)                              Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, the Term Sheet or the Confirmation Order;

(vii)                           Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(viii)                        Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

(ix)                                Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with implementation, consummation or enforcement of the Plan or the Confirmation Order;

(x)                                   Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated, or if distributions pursuant to the Plan are enjoined or stayed;

(xi)                                Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(xii)                             Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(xiii)                          Recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(xiv)                         Hear and determine matters concerning federal, state and local taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

(xv)                            Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(xvi)                         Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(xvii)                      Enter a final decree closing the Chapter 11 cases.

F.                                      Dissolution of Committee.

Except as otherwise provided in the Plan, effective 30 days after the Effective Date, the Committee shall cease to exist, and its members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other Professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with their service on the Committee.  The Committee will continue to exist after such date solely with respect to (i) applications filed pursuant to Section 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any Professional, including objections and appeals therefrom, (ii) any post-confirmation modifications to, or motions seeking the enforcement of, this Plan or the Confirmation Order, and (iii) any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

G.                                     Payment of Statutory Fees.

On or before the Effective Date, the Debtors shall pay or have paid in Cash in full all Allowed Administrative Claims for fees payable pursuant to 28 U.S.C. §1930 and fees payable to the Court, which are due and payable on or before the Effective Date.  All fees payable pursuant to 28 U.S.C. §1930 after the Effective Date shall be paid by Reorganized MFN until the Chapter 11 Cases are closed pursuant to a final decree, dismissed or converted by entry of an order of the Court.  Until entry of such an order, Reorganized MFN and the other Reorganized Entities shall file with the Court and serve upon the Office of the United States Trustee for the Southern District of New York, a financial report for each quarter, or portion thereof.

H.                                    Post-Effective Professional Fees.

Payment of fees and expenses incurred after the Effective Date by professionals retained pursuant to sections 327, 328, and 1103 of the Bankruptcy Code shall not be subject to court approval and shall be paid by the Debtors or Reorganized Entities, as the case may be, as those obligations become due.  Fees and expenses payable to professionals and experts retained by the holders the Class 1(a) Claim shall be paid as described in the Fees and Expenses section of the Term Sheet without further order of this Court.

I.                                         Post-Confirmation Notices And Reports.

1.                                       Notice of Entry of Confirmation Order.

Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors shall be, and hereby are, directed to serve a notice of the entry of this Confirmation Order on all holders of Claims to whom the notice of the Confirmation Hearing was mailed and the Master Service List on file with the Court.

2.                                       Administrative Claims Bar Date.

The Confirmation Order establishes a Bar Date for the filing of all Administrative Claims (not including Professional Fee Claims or the expenses of the members of the Committee), which date is 30 days after the Confirmation Date.  Holders of asserted Administrative Claims, other than Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Committee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so.  Any notice of Confirmation to be delivered pursuant to Bankruptcy Rule 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date.  The Debtors or Reorganized MFN, as the case may be, will have 180 days (or such longer period as may be allowed by order of the Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims.  If no objection is made, Reorganized MFN will pay such Administrative Claim as soon as practicable.

J.                                        Filing or Recording of Order.

This Confirmation Order and the Term Sheet shall be deemed to be in recordable form and shall be accepted by any federal, state, or local recording officer for filing and recording purposes when this Confirmation Order is certified by the clerk of this Court.

RESOLUTION OF OBJECTIONS TO CONFIRMATION

A.                                   The objections of the City of Arlington et al. (Doc. No. 1902), County of Brazos et al. (Doc. No. 1850) and Spring Branch Independent School District et al. (Doc. No. 1897) to the Plan are settled and the parties shall submit a stipulation to the Court memorializing the resolution of said objections.

B.                                     The objections of the Commonwealth of Pennsylvania. (Doc. No. 1832) to the Plan are settled and the parties shall submit a stipulation to the Court memorializing the resolution of said objections.

C.                                     The objections of the City and County of San Francisco (Doc. No. 1886) to the Plan are settled and the parties shall submit a stipulation to the Court memorializing the resolution of said objections.

D.                                    The objections of the County of Santa Clara (Doc. No. 1873) to the Plan are resolved as follows:  (i) Pending further order of the Court, the Reorganized Entities, as the case may be, shall not elect to satisfy any Allowed Class 3 Claim held by the County of Santa Clara through the provision of a Cash payment six (6) years after the date of assessment of such Allowed Class 3 Claim, in an amount equal to the amount of such Allowed Class 3 Claim, plus interest paid annually in arrears at the Case Interest Rate.  (See Plan Article IV, Treatment and Distributions for Class 3 (page A-31))  Unless otherwise agreed to by the parties, the Court, after notice and hearing shall determine the length of the payment period, the payment schedule, the amount of the payments, including interest, if any; and (ii) the Debtors shall object to the proofs of claim filed by the County of Santa Clara within 60 days of the Confirmation Date.

E.                                      The objections of the City of New York (Doc. No. 1870) to the Plan are resolved as follows:  (i) Pending further order of the Court, the Reorganized Entities, as the case may be, shall not elect to satisfy any Allowed Class 3 Claim held by the City of New York through the provision of a Cash payment six (6) years after the date of assessment of such Allowed Class 3 Claim, in an amount equal to the amount of such Allowed Class 3 Claim, plus interest paid annually in arrears at the Case Interest Rate.  (See Plan Article IV, Treatment and Distributions for Class 3 (page A-31))  Unless otherwise agreed to by the parties, the Court, after notice and hearing shall determine the length of the payment period, the payment schedule, the amount of the payments, including interest, if any; (ii) Pending further order of the Court, the Reorganized Entities, as the case may be, shall not elect to satisfy any Allowed Priority Tax Claim held by the City of New York through the provision of paying such Allowed Priority Tax Claim six (6) years from the date of assessment of such Allowed Priority Tax Claim, with interest payable annually in arrears at the Case Interest Rate.  (See Plan Article III.A.4 (page A-28))  Unless otherwise agreed to by the parties, the Court, after notice and hearing shall determine the payment schedule and the amount of the payments, including interest, if any; and (iii) the Debtors shall object to the proofs of claim filed by the City of New York within 60 days of the Confirmation Date.

F.                                      The objections of Dynamic Cable Construction Co., Inc. (Doc. No. 1899) to the Plan are settled and the parties previously submitted a stipulation to the Court memorializing the resolution of said objections.

G.                                     The objections of Deutsche Bank A.G. et al. (Doc. No. 1887) to the Plan are overruled.

H.                                    The objections of U.S. Bank National Association, as Subordinated Indenture Trustee (Doc. No. 1888) to the Plan are resolved by providing that the fees and expenses of the Subordinated Indenture Trustee, if any, shall be treated as a Class 6(b) Claim under the Plan and the Subordinated Indenture Trustee shall be treated as a holder of a Class 6(b) Claim, with respect to such fees and expenses only.  Nothing contained herein shall deem such claim an Allowed Claim and the Debtor shall have the right to object to such Claim in accordance with the Plan.  The balance of the Subordinated Indenture Trustee’s objections, including as to the joinder of such party’s objection with the Deutsche Bank objection, are overruled.

I.                                         The objections filed by VCI Telecom, Inc. (Doc. No. 1904) to the Plan are resolved as follows:  (i) Pending further order of the Court, the Reorganized Entities, as the case may be, shall not elect to satisfy any Allowed Class 4 Claim held by VCI Telecom, Inc. through the provision of deferred Cash payments over a period of not to exceed five (5) years after the Effective Date, plus interest on the unpaid portion thereof at the Case Interest Rate.  (See Plan Article IV, Treatment and Distributions for Class 4 (page A-32))  Unless otherwise agreed to by the parties, the Court, after notice and hearing shall determine the length of the payment period, the payment schedule, the amount of the payments, including interest, if any; and (ii) the Debtors shall object to the proofs of claim filed by VCI Telecom, Inc. within 60 days of the Confirmation Date.

J.                                       The objections filed by Securities Class Action Plaintiffs (Doc. No. 1855) to the Plan are resolved as follows:

Article XIV.G of the Plan shall be amended to add after the second paragraph the following three paragraphs:

Nothing in the foregoing releases or any other provision of this Plan shall effect a release, waiver, compromise, or settlement of Stephen A. Garofalo, Nicholas M. Tanzi and Gerard Benedetto’s liability arising under or related in any way to the claims set forth in the proceedings styled In re Metromedia Fiber Network, Inc. Securities Litigation, 01-Civ-7353 (CLB) and any additional claims that may hereafter properly be set forth in an amended Class Action Complaint directly relating to any restatements made to Metromedia Fiber Network, Inc.’s financial statements.

The foregoing release shall release all claims that have been or could have been brought against the Kluge Trust or any of the Kluge Insiders in the proceedings styled In re Metromedia Fiber Network, Inc. Securities Litigation, 01-Civ-7353 (CLB) (the “MFN Securities Class Action”), except as to the liability, if any, of John Kluge or Stuart Subotnick to the plaintiffs and class members in the MFN Securities Class Action which directly relate to the allegations set forth in the MFN Securities Class Action.  Notwithstanding the preceding sentence, as to John Kluge and Stuart Subotnick, liability, if any (any such liability being expressly disclaimed by Messrs. Kluge and Subotnick), in connection with the MFN Securities Class Action, shall be limited (a) solely to the claims set forth in the Consolidated Amended Complaint, dated March 1, 2002, filed in the MFN Securities Class Action (the “Class Action Complaint”), and any additional claims that may hereafter properly be set forth in an amended Class Action Complaint directly relating to any restatements made to MFN’s financial statements for periods prior to the Petition Date; and (b) to a maximum aggregate amount of Three Hundred Million Dollars ($300,000,000.00) as against both Messrs. Kluge and Subotnick (the foregoing amount is inclusive of any and all insurance that may be available to Mr. Kluge or Mr. Subotnick, and shall not in any way diminish or reduce any such insurance).

For purposes of clarification the Kluge Insiders shall not include any of Stephen A. Garofalo, Nicholas M. Tanzi and Gerard Benedetto.

and

Article XIV.H of the Plan shall be amended to add prior to last sentence of the first paragraph the following three paragraphs:

The Kluge Comprehensive Release shall release all claims that have been or could have been brought against the Kluge Trust or any of the Kluge Insiders in the proceedings styled In re Metromedia Fiber Network, Inc. Securities Litigation, 01-Civ-7353 (CLB) (the “MFN Securities Class Action”), except as to the liability, if any, of John Kluge or Stuart Subotnick to the plaintiffs and class members in the MFN Securities Class Action which directly relate to the allegations set forth in the MFN Securities Class Action.  Notwithstanding the preceding sentence, as to John Kluge and Stuart Subotnick, liability, if any (any such liability being expressly disclaimed by Messrs. Kluge and Subotnick), in connection with the MFN Securities Class Action, shall be limited (a) solely to the claims set forth in the Consolidated Amended Complaint, dated March 1, 2002, filed in the MFN Securities Class Action (the “Class Action Complaint”), and any additional claims that may hereafter properly be set forth in an amended Class Action Complaint directly relating to any restatements made to MFN’s financial statements for periods prior to the Petition Date; and (b) to a maximum aggregate amount of Three Hundred Million Dollars ($300,000,000.00) as against both Messrs. Kluge and Subotnick (the foregoing amount is inclusive of any and all insurance that may be available to Mr. Kluge or Mr. Subotnick, and shall not in any way diminish or reduce any such insurance).

For purposes of clarification the Kluge Insiders shall not include any of Stephen A. Garofalo, Nicholas M. Tanzi and Gerard Benedetto.

K.                                    Each of the objections filed by holders of equity interests (including but not limited to those indicated at Doc. Nos. 1863, 1864, 1866, 1865, 1894, 1895, 1900, 1901, 1903, 1928 and 1929) is overruled.

L.                                      All other objections not addressed above are overruled.

IT IS SO ORDERED.

Dated: August 21, 2003
White Plains, New York

/s/ Adlai S. Hardin, Jr.
HONORABLE ADLAI S. HARDIN, JR.
UNITED STATES BANKRUPTCY JUDGE